Exhibit 99.1

FOR IMMEDIATE RELEASE

SRS Labs Reports Third Quarter 2009 Results

Santa Ana, Calif., November 2, 2009 - SRS Labs, Inc. (NASDAQ: SRSL), the industry leader in surround sound, audio and voice technologies, reported financial results for the third quarter ended September 30, 2009.

Revenues in the third quarter 2009 totaled a record $7.2 million, an increase of 67% from $4.3 million in the same period a year ago. The improvement was primarily due to increased revenues in the home entertainment, personal telecommunications and personal computer markets, as well a recovery of previously under-reported royalties.

Operating expenses in the quarter totaled $5.7 million, an increase of 17% from $4.9 million in the same quarter a year ago. The increase was primarily attributable to the continued investment in additional sales, marketing and engineering personnel. .

For the third quarter of 2009, operating income totaled $1.4 million, an improvement from an operating loss of $0.6 million in the third quarter of 2008, and net income totaled $1.5 million or $0.10 per basic and diluted share, an improvement from a net loss of $0.3 million or $(0.02) per basic and diluted share in the third quarter of 2008.

Quarter-end cash and cash equivalents and short-term investments totaled $40.3 million as of September 30, 2009, as compared to $39.4 million at the end of the prior quarter.

“This record revenue quarter, which also marked our fourth quarter of consecutive year-over-year revenue growth, was driven by increased revenues from our new licensees and our royalty recovery program,” said Thomas C.K. Yuen, SRS Lab’s chairman and CEO. “We are pleased that revenues from our four most important markets; television, mobile, personal computers and MSO/Set Top Box, all had significant growth from the prior quarter, and as compared to the same quarter in the prior year.

During the third quarter of 2009 we intensified our marketing campaign to build the SRS brand by taking advantage of the strong positive consumer reaction to our TruVolume audio leveling solution.  Beginning in October, our TruVolume television and movie theater advertising campaign premiered in select major metropolitan areas,” said Yuen.

Business Outlook

Based on current business conditions and expectations, SRS Labs expects revenues for the fiscal year 2009 ending December 31 to exceed a 30% annual growth rate as compared to fiscal year 2008.

Conference Call
SRS Labs will hold a conference call later today (November 2, 2009) to discuss these third quarter 2009 financial results. Chairman and CEO Thomas C.K. Yuen, CFO Ulrich Gottschling and VP of Marketing Allen Gharapetian will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management’s presentation.

Dial-In Number: 1-866-219-5894

Conference ID#: 1401604

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

Investors may also listen to the conference call live online via a link available on the SRS Labs investor relations home page at www.srslabs.com.

The website will host a replay of the call available after 8:00 p.m. Eastern time. Investors may also listen to the replay by dialing 1-866-837-8032 and entering conference ID#: 1401604, available until November 16, 2009.

About SRS Labs, Inc.
Founded in 1993, SRS Labs is the industry leader in audio signal processing for consumer electronics. Beginning with the audio technologies originally developed at Hughes Aircraft, SRS Labs holds over 150 worldwide patents and is recognized by the industry as the foremost authority in research and application of audio post processing technologies based on the human auditory principles. Through partnerships with leading global CE companies, semiconductor manufacturers and software partners, SRS is recognized as the de facto standard in audio enhancement, surround sound, volume leveling and voice processing technologies. SRS solutions have been included in over one billion electronic products sold worldwide including flat panel HDTVs, STBs, mobile phones, portable media devices, PCs and automotive entertainment. SRS Labs supports its partners around the globe with a network of offices in regions including the U.S., China, Europe, Japan, Korea and Taiwan. For more information, visit www.srslabs.com. Visit SRS Labs’ blog at www.soundingoff.srslabs.com, on Facebook at www.facebook.com/srslabs or on Twitter at www.twitter.com/srslabs.

Safe Harbor Statement

This press release includes forward-looking statements that are based on our current expectations, estimates and projections about SRS Labs, Inc., management’s beliefs and certain assumptions made by us, and events beyond our control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to our future growth opportunities, competitive position, expansion and investment plans, and operating results and profitability. Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by us herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the loss of any significant customer; the acceptance of new SRS Labs products and technologies; our ability to increase our brand awareness and enter into new or expanded license arrangements; the impact of competitive products and pricing; general economic and business conditions that may adversely impact sales of consumer products incorporating our technologies or that otherwise may impact our operating results and future performance; the timely development and release of technologies by the Company; and such other factors described in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. We do not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Company Contacts:

Ulrich Gottschling

Chief Financial Officer

SRS Labs, Inc.

Tel 949-442-5596

ir@srslabs.com

Matt Glover

Investor Relations

Liolios Group, Inc.

Tel 949-574-3860

info@liolios.com

 SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September, 2009	December 31, 2008
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$26,793,969	$31,599,087
Accounts receivable, net	1,014,915	332,711
Prepaid expenses and other current assets	1,181,189	864,095
Short-term investments	13,501,000	7,836,000
Total Current Assets	42,491,073	40,631,893

Property and equipment, net	481,125	423,921
Intangible assets, net	2,519,578	2,354,725
Deferred income taxes, net	5,011,442	3,471,421
Total Assets	$50,503,218	$46,881,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$553,473	$314,382
Accrued liabilities	1,396,561	996,268
Deferred revenue	1,461,055	1,802,024
Total Current Liabilities	3,411,089	3,112,674

Commitments and Contingencies

Stockholders’ Equity
Preferred stock—$.001 par value; 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—$.001 par value; 56,000,000 shares authorized; 14,476,094 and 14,419,418 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	14,477	14,420
Additional paid-in capital	64,299,297	62,639,075
Accumulated deficit	(17,221,645)	(18,884,209)
Total Stockholders’ Equity	47,092,129	43,769,286
Total Liabilities and Stockholders’ Equity	$50,503,218	$46,881,960

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues	$7,230,118	$4,319,433	$17,989,657	$13,438,565
Cost of sales	67,858	22,107	202,032	88,426

Gross profit	7,162,260	4,297,326	17,787,625	13,350,139

Operating expenses:
Sales and marketing (1)	2,852,165	2,399,362	8,089,263	6,946,502
Research and development (1)	1,481,555	999,969	4,059,132	2,859,899
General and administrative (1)	1,411,162	1,524,529	4,217,046	4,490,484
Total operating expenses	5,744,882	4,923,860	16,365,441	14,296,885

Operating (loss) income	1,417,378	(626,534)	1,422,184	(946,746)
Other income, net	82,724	310,219	279,543	1,093,543
(Loss) income before income taxes	1,500,102	(316,315)	1,701,727	146,797
Income taxes	25,088	—	39,163	13,232
Net (loss) income	$1,475,014	$(316,315)	$1,662,564	$133,565

Net (loss) income per common share:
Basic	$0.10	$(0.02)	$0.12	$0.01
Diluted	$0.10	$(0.02)	$0.11	$0.01

Weighted average shares used in the per share calculations:
Basic	14,627,089	15,779,486	14,439,228	15,778,493
Diluted	15,184,824	15,779,486	14,762,281	16,249,158

(1)   Includes share-based compensation as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales and marketing	$134,804	$111,751	$381,721	$381,607
Research and development	114,949	85,734	333,768	294,684
General and administrative	233,224	227,706	714,851	666,142
Total share-based compensation	$482,977	$425,191	$1,430,340	$1,342,433